                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                September 4, 2002
                                -----------------
                                (Date of Report)


                               Claimsnet.com inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      001-14665                75-2649230
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

On August 28 and 29, 2002, Registrant completed the private placement of 775,000 shares of common stock to accredited investors at $0.20 per share for net proceeds of $155,000. In connection with the private placement, Registrant also issued five-year common stock purchase warrants to acquire an aggregate of 775,000 shares of common stock at the exercise price of $0.20 per share. Registrant used a portion of the proceeds of the private placement to repay $95,000 of short-term loans incurred in March and April 2002. Such loans accrued interest at the rate of 9.5% per annum and would have become due and payable on September 30, 2002.

On August 20, 2002, Registrant borrowed an aggregate of $25,000 from an accredited investor and issued an unsecured promissory note. The promissory note bears interest at the rate of 8.0% per annum. Payments equal to accrued but unpaid interest on the note are due on August 31, 2003 and August 31, 2004. A payment equal to principal amount of, and accrued and unpaid interest on, the note is due on August 31, 2005.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 4, 2002

                                                CLAIMSNET.COM INC.



                                                By: /s/ Paul W. Miller
                                                   ----------------------------
                                                Name:  Paul W. Miller
                                                Title: President